Exhibit 10.2

AMENDMENT TO THE

SECOND AMENDED AND RESTATED

AIRCRAFT TIME SHARING AGREEMENT

THIS AMENDMENT TO THE SECOND AMENDED AND RESTATED TIME SHARING AGREEMENT (this “Amendment”) is entered into on April 4, 2007 by Cephalon, Inc. (“Owner”), a Delaware corporation, with principal offices at 41 Moores Road, Frazer, PA 19355, and Frank Baldino, Jr., Ph.D. (“Lessee”).

BACKGROUND:

The Owner and Lessee entered that certain Second Amended and Restated Time Sharing Agreement dated November 1, 2006 (the “Time Sharing Agreement”), and now intend to amend a portion of Section 3 thereof.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Time Sharing Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             The second sentence of Section 3 of the Time Sharing Agreement is hereby amended and restated as follows.

“Lessee’s use shall include the use of the Aircraft by guests of the Company.”

2.             Except as expressly modified by this Amendment, all other terms and conditions of the Time Sharing Agreement shall not be modified or amended and shall remain in full force and effect.

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IN WITNESS WHEREOF, Owner and Lessee caused the signatures of their authorized representatives to be affixed below on the day and year first above written.

OWNER:

CEPHALON, INC.

/s/ Carl A. Savini
Name:	Carl A. Savini
Title:	Executive Vice President & Chief Administrative Officer

LESSEE:

/s/ Frank Baldino, Jr.
Frank Baldino, Jr., Ph.D.